EXHIBIT 99.1

Diamond Resorts International Expands East Coast Vacation Destinations Through
Gold Key Resorts Acquisition

Adds Six Resorts to Diamond Resorts Network
Acquiring Company with Strong Operating Performance and Market Position in Virginia Beach

LAS VEGAS, Nev., (August 17, 2015) - Diamond Resorts International, Inc. (NYSE: DRII), announced today that it has executed an agreement to purchase the vacation ownership business of Gold Key Resorts, which manages five vacation ownership resorts in Virginia Beach, VA and one in the Outer Banks, NC, for $167.5 million.

“This is an exciting acquisition that provides us with a platform to expand into a new, complementary geography and owner base,” said David Palmer, President and Chief Executive Officer, Diamond Resorts International. “We are purchasing a business with a history of a strong operating performance, and we believe that we can leverage our successful track record of growth through acquisitions, achieving synergies and value creation through sales innovation and cost savings. Giving effect to expected synergies, we are acquiring this business at a very attractive multiple of pro forma Adjusted EBITDA and cash flow. We are confident this transaction is a smart allocation of capital and a strong catalyst to create long-term shareholder value.”

With a strong presence in Virginia Beach, Gold Key Resorts is a hospitality leader in the region. This popular vacation destination boasts the Virginia Beach Boardwalk, a three mile, 28-foot wide icon dating back to 1888, which has been named in the top “Best American Boardwalks” by USA Today Weekend, Discovery Channel, Southern Living and Coastal Living. With proximity to the boardwalk, Gold Key's properties offer easy access to all the entertainment and recreation offerings in Virginia Beach. The property in Kitty Hawk, NC was purchased in 2014 and is undergoing extensive improvements to reposition it as a world-class four-season resort destination in the Outer Banks.

Gold Key has resorts in the following locations:

•	Beach Quarters Resort in Virginia Beach, VA

•	Turtle Cay Resort in Virginia Beach, VA

•	Boardwalk Resort and Villas in Virginia Beach, VA

•	Ocean Beach Club Resort in Virginia Beach, VA

•	Oceanaire Resort Hotel in Virginia Beach, VA

•	Beachwoods in Kitty Hawk, NC

“We are excited to enter into this agreement,” said Bruce Thompson, Chief Executive Officer, Gold Key Resorts. “I look forward to working with Diamond Resorts during the transition phase and on an ongoing basis. The company was attracted to our world-class resorts on the East Coast and the professional team who have managed these properties. It is anticipated the team will be part of Diamond Resorts presence on the East Coast. This acquisition positions these properties for future growth within a very prestigious international portfolio with extensive offerings. Our owners will benefit from this tremendously.”

For more information on the transaction, please refer to a presentation that was posted on the Company’s investor relations website at http://investors.DiamondResorts.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the closing of the transaction discussed in this release and the performance of the acquired business.  These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995.  These statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or other similar statements, but these words are not the exclusive means for identifying such statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic conditions, the economic environment for the hospitality industry, our ability to maintain an optimal inventory of vacation ownership interests, and risks associated with this acquisition, including any difficulty in integrating operations and personnel, disruption of ongoing business and increased expenses, as well as the risks described in Diamond’s filings with the United States Securities and Exchange Commission including Diamond’s Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K.  Given the risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.  These forward-looking statements are made only as of the date hereof.

Except as expressly required by the federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

About Gold Key Resorts
Gold Key Resorts was established in 1989 to provide an unforgettable East Coast vacation experience. The company specializes in development, sales and operation of unique vacation ownership properties. Gold Key Resorts has also been awarded Interval International’s Superior Service and Chairman’s Club awards. Gold Key | PHR Hotels & Resorts, its parent company, manages the Ramada Virginia Beach Oceanfront, Hilton Virginia Beach Oceanfront and Hilton Garden Inn Virginia Beach Oceanfront along with restaurants, retail and residential developments. Additionally, Gold Key | PHR Hotels & Resorts purchased and is renovating the historic Cavalier Hotel in Virginia Beach and is currently developing The Main, downtown Norfolk’s newest restaurant, meeting and hotel destination. For more information, visit www.goldkeyphr.com.

About Diamond Resorts International®
Diamond Resorts International® (NYSE: DRII), with its network of more than 330 vacation destinations located in 34 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australasia and Africa, provides guests with choice and flexibility to let them create their dream vacation, whether they are traveling an hour away or around the world. Our relaxing vacations have the power to give guests an increased sense of happiness and satisfaction in their lives, while feeling healthier and more fulfilled in their relationships, by enjoying memorable and meaningful experiences that let them Stay Vacationed.™

Diamond Resorts International® manages vacation ownership resorts and sells vacation ownership points that provide members and owners with Vacations for Life® at over 330 managed and affiliated properties and cruise itineraries.

Contacts
Media:
Diamond Resorts Corporation
Stevi Wara, 702-823-7069
Fax: 702-684-8705
media@diamondresorts.com
or
Investors:
Sloane & Company
Erica Bartsch, 212-446-1875
ebartsch@sloanepr.com